UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 6, 2013

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 6, 2013 (October 7, 2013 (Japan)), ON Semiconductor Corporation (“Company” or “we”) committed to a plan to close its SANYO Semiconductor backend assembly/test facility located in Hanyu, Japan, commonly referred to as “KSS,” by the end of the second quarter of 2014 (the “Plan”). Under the Plan, a majority of the production from KSS will be transferred to other Company-owned manufacturing facilities. This Plan is being undertaken as part of the Company’s overall drive for operational efficiencies and is in line with an ongoing strategy aimed at migrating in-house production to large, high volume facilities.

The Plan includes the elimination in workforce of approximately 170 full time and 40 contract employees located at the Hanyu site. These actions are expected to take place over the next nine months and are expected to lower certain of the Company’s costs, primarily through operational efficiencies. As a result of the Plan, we expect to incur cash charges of approximately $11 million to $16 million. Included in this amount are expected severance costs and related employee benefit plan expenses of approximately $10 million to $14 million and other exit costs of approximately $1 million to $2 million. Management expects to see immediate savings associated with the Plan following the closure of KSS and expects such savings to normalize at approximately $4 million per quarter beginning one year after the closure.

The above amounts are preliminary and subject to change as we finalize our assessment of the charges and costs associated with the above items. This estimated charge above excludes amounts related to the pension benefit impact that may be recognized subsequent to the employees’ retirement. The Company’s pension and related benefit plans allow for benefit payment elections by the employee and the Company’s pension liability balances reflect actuarial assumptions related to these elections. As these employees make their actual elections at retirement, the pension obligations will be determined and, as a result, the Company will record an adjustment to the pension liability to reflect the impact of employee elections as compared to the actuarial assumptions.

Item 8.01	Other Items

Effective October 7, 2013 (October 8, 2013 (Japan)), the Company initiated a voluntary retirement program for employees of certain of its SANYO Semiconductor subsidiaries in order to further improve cost structure within the SANYO Semiconductor Group. Under the program, the Company expects to reduce the employment levels at these subsidiaries by approximately 600-700 employees. The ultimate cost of the program will depend on several factors, including the years of service and salary levels of employees that apply for early retirement under the program. Given the voluntary nature of the program, the costs associated with the program will be recorded when the retirement offer is accepted by the impacted employees. To the extent the voluntary program is completed at the estimated levels, the Company estimates recording cash charges ranging from $40 million to $48 million related to this program, with a majority of such charges being recorded during the fourth quarter of 2013, and expects cost savings associated with the above activities totaling approximately $36 million to $45 million during the first year following the completion of the above referenced headcount reduction, with expected annual cost savings in years thereafter likely reaching similar levels.

The above amounts are preliminary and subject to change as we finalize our assessment of the charges and costs associated with the above items. The estimated charge above excludes amounts related to the pension benefit impact that may be recognized subsequent to the employees’ retirement. The Company’s pension and related benefit plans allow for benefit payment elections by the employee and the Company’s pension liability balances reflect actuarial assumptions related to these elections. As these employees make their actual elections at retirement, the pension obligation will be determined and as a result the Company will record an adjustment to the pension liability to reflect the impact of employee elections as compared to the actuarial assumptions. Accordingly, the Company cannot reasonably estimate the related impact until the employee elections are known.

Item 9.01	Financial Statements and Exhibits.

(a)-(d) Not applicable

Caution Regarding Forward Looking Statements:

This document contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor Corporation and its consolidated subsidiaries (“Company”). These forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. Forward-looking statements in this document include, without limitation, (1) statements regarding the Company’s Plan to close its wafer facility in Hanyu, Japan and the anticipated effects thereof, including estimated exit, disposal, and impairment charges and the estimated cost savings, and (2) statements regarding the voluntary retirement program initiated for certain of the Company’s SANYO Semiconductor employees and the anticipated effects thereof and charges and cost savings related thereto. All forward-looking statements in this document are made based on information available to us as of the date of this release, our current expectations, forecasts and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors that are associated with the closure of the Hanyu site and the voluntary retirement program include the fact that the Company’s actual results and the timing of events could differ materially from those anticipated, risks related our ability to implement either plan as currently planned, uncertainties as to the effects of the plans on our Company, the potential for unanticipated charges not currently contemplated that may occur as a result of the plans, the ability to achieve the anticipated benefits and efficiencies of moving to large, high volume fabs, our ability to maintain comparable production capacity despite a reduction in our back end manufacturing footprint and our ability to achieve expected savings relating to the closure and the timing of any such savings; our revenues and operating performance; poor economic conditions and markets (including current credit and financial conditions); effects of exchange rate fluctuations; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; enforcement and protection of our intellectual property rights and related risks; the availability of raw materials, electricity, gas, water and other supply chain uncertainties; variable demand and the aggressive pricing environment for semiconductor products; our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products; competitors’ actions including the adverse impact of competitive product announcements; pricing and gross profit pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses and realization of cost savings from restructurings and synergies; significant litigation; risks associated with decisions to expend cash reserves for various uses such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs; risks associated with acquisitions and dispositions (including from integrating and consolidating, and timely filing financial information with the Securities and Exchange Commission and difficulties encountered in accurately predicting the future financial performance of acquired businesses); risks associated with our substantial leverage and restrictive covenants in our debt agreements from time to time; risks associated with our worldwide operations including foreign employment and labor matters associated with unions and collective bargaining arrangements as well as man-made and/or natural disasters affecting our operations and finances/financials; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; or risks related to new legal requirements and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K for the period ended December 31, 2012, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the Securities and Exchange Commission. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and investors could lose all or part of their investment. Readers are cautioned not to place undue reliance on forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: October 8, 2013	By:	/s/ BERNARD GUTMANN
Bernard Gutmann Executive Vice President, Chief Financial Officer, and Treasurer